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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported) November 23, 2005

                            GP Strategies Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                 1-7234                                     13-1926739
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      (Commission File Number)                 (IRS Employer Identification No.)


    777 Westchester Avenue, White Plains, NY                     10604
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    (Address of Principal Executive Offices)                  (Zip Code)

                                 (914) 249-9700
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))



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Item 1.01         Entry into a Material Definitive Agreement.
                  ------------------------------------------

         On November 23, 2005, GP Strategies Corporation (the "Company") entered into a stipulation of settlement among the Company, the Company's wholly-owned subsidiary, General Physics Corporation, and Electronic Data Systems Corporation, as successor to the Systemhouse subsidiaries of MCI Communications Corporation ("EDS"), to settle the Company's remaining claims against EDS arising out of the Company's 1998 acquisition of Learning Technologies. Pursuant to the settlement, EDS will make a cash payment of $9 million to the Company by December 14, 2005 and the parties will exchange general releases.

         In connection with the spin-off of National Patent Development Corporation by the Company, which occurred on November 24, 2004, the Company agreed to make an additional capital contribution to National Patent Development in an amount equal to the first $5 million of any proceeds (net of litigation expenses and taxes incurred, if any), and 50% of any proceeds (net of litigation expenses and taxes incurred, if any) in excess of $15 million, received with respect to the foregoing litigation claims and a related arbitration claim.

         After payment of legal fees related to the litigation, the proceeds received by the Company from the settlement will be approximately $7 million. The Company had previously incurred approximately $1 million of expenses with respect to the litigation and will incur approximately $2.4 million of taxes relating to the receipt of the litigation proceeds, so the net proceeds with respect to the litigation claim for purposes of the agreement with National Patent Development are approximately $3.6 million. The net proceeds with respect to the related arbitration award for purposes of the agreement with National Patent Development were approximately $13.9 million, for total net proceeds of approximately $17.5 million.

         Pursuant to the agreement with National Patent Development, the Company made a $5 million additional capital contribution to National Patent Development out of the proceeds of the arbitration award and will make an additional capital contribution of approximately $1.25 million to National Patent Development out of the proceeds of the litigation settlement.

         A copy of the press release issued by the Company with respect to the settlement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.



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Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an
             Off-Balance Sheet Arrangement of a Registrant.

             See Item 1.01.


Item 9.01    Financial Statements and Exhibits.

             (c) Exhibits.

             99.1 Press release of GP Strategies Corporation dated November 29, 2005






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GP Strategies Corporation




Date: November 30, 2005                     Andrea D. Kantor
                                            Executive Vice President and
                                            and General Counsel



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                                  EXHIBIT INDEX

Exhibit No.                        Description


99.1         Press release of GP Strategies Corporation dated November 29, 2005



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